Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated December 28, 2023, with respect to the financial statements and financial highlights of the Funds listed in Appendix A, as of October 31, 2023, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Chicago, Illinois

February 27, 2024

Appendix A

Nushares ETF Trust

Nuveen ESG Emerging Markets Equity ETF (NUEM)

Nuveen ESG International Developed Markets Equity ETF (NUDM)

Nuveen ESG Large-Cap ETF (NULC)

Nuveen ESG Large-Cap Growth ETF (NULG)

Nuveen ESG Large-Cap Value ETF (NULV)

Nuveen ESG Mid-Cap Growth ETF (NUMG)

Nuveen ESG Mid-Cap Value ETF (NUMV)

Nuveen ESG Small-Cap ETF (NUSC)

Nuveen Dividend Growth ETF (NDVG)

Nuveen Growth Opportunities ETF (NUGO)

Nuveen Small Cap Select ETF (NSCS)

Nuveen Winslow Large-Cap Growth ESG ETF (NWLG)

Nuveen ESG Dividend ETF (NUDV)